Exhibit 10.5

MASTER REORGANIZATION AGREEMENT

This Master Reorganization Agreement (this “Agreement”), dated as of [•], 2024 (the “Effective Date”), is entered into by and among LandBridge Company LLC, a Delaware limited liability company (“LandBridge”), LandBridge Holdings LLC, a Delaware limited liability company (“LB Holdings”), DBR Land Holdings LLC, a Delaware limited liability company (“DBR Holdings”), and DBR Land LLC, a Delaware limited liability company (“DBR Land”). LandBridge, LB Holdings, DBR Holdings and DBR Land are each individually referred to herein as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, in anticipation of the Offering (as defined below), LB Holdings was formed on [•], 2024 and subsequently acquired all of outstanding equity interests in Landbridge and DBR Holdings pursuant to that certain Agreement and Plan of Merger, dated as of [•], 2024, by and among LB Holdings, WaterBridge NDB LLC, a Delaware limited liability company, and the other parties thereto;

WHEREAS, in connection with the Offering (as defined below) pursuant to, and as more fully described in, the Registration Statement on Form S-1 filed with the U.S. Securities and Exchange Commission (the “Commission”), Registration No. 333-279893 (as amended, the “Registration Statement”), the Parties desire to enter into certain restructuring transactions (the “Reorganization”), as more particularly described herein; and

WHEREAS, in connection with the Offering and the Reorganization, the Parties desire to, among other things, (i) establish the economic terms of the Reorganization and (ii) enter into certain agreements to effectuate the foregoing.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties hereby agree as follows and further agree that the actions set forth in Article I and Article II shall be deemed to have been taken and become effective in the order set forth therein.

ARTICLE I

RESTRUCTURING TRANSACTIONS

Section 1.1. Underwriting Agreement. LandBridge has entered into an underwriting agreement (the “Underwriting Agreement”) with the representatives of the underwriters named in the Registration Statement (the “Underwriters”) pursuant to which LandBridge agreed to issue and sell Class A common shares representing limited liability interests of LandBridge (“Class A shares”) to the Underwriters at the price to the public as set forth in the final prospectus relating to the Offering to be filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, plus, at the election of the Underwriters, up to [•] Class A shares pursuant to the Underwriters’ option to purchase additional shares in the offering (the “Underwriters’ Option”). The offering and sale of Class A shares pursuant to the Underwriting Agreement shall be referred to herein as the “Offering.”

Section 1.2. Amended and Restated LLC Agreement of LandBridge. On the closing date of the first sale of Class A shares in the Offering (the “Initial Offering Closing”), but immediately prior to the Initial Offering Closing, the Limited Liability Company Agreement of LandBridge shall be amended and restated substantially in the form attached hereto as Exhibit A (the “LandBridge A&R LLCA”) and, in connection therewith, all of the then existing equity interests in LandBridge shall be recapitalized into two classes of limited liability company interests of LandBridge, initially consisting of [•] Class A shares and [•] Class B shares (as defined below), in each case, having the respective rights and obligations as provided under the LandBridge A&R LLCA.

Section 1.3. LB Holdings Contribution. Immediately following the consummation of the transactions contemplated in Section 1.2, LB Holdings shall contribute $[•] to LandBridge in exchange for [•] of LandBridge’s Class B shares representing limited liability company interests (“Class B shares”).

Section 1.4. Amended and Restated LLC Agreement of DBR Holdings. Immediately following the completion of the transactions contemplated by Section 1.3, the Limited Liability Company Agreement of DBR Holdings shall be amended and restated substantially in the form attached hereto as Exhibit B (the “DBR Holdings A&R LLCA”), and, in connection therewith, the equity interests of DBR Holdings, all of which are held by LB Holdings, shall be recapitalized to consist solely of a single class of common units representing limited liability company interests (the “DBR Holdings Units”) in DBR Holdings (the “DBR Holdings Recapitalization”), having the respective rights and obligations as provided under the LandBridge A&R LLCA. The aggregate number of DBR Holdings Units outstanding immediately after the DBR Holdings Recapitalization is equal to [•].

Section 1.5. Offering; Use of Offering Proceeds and Post-Closing Steps. At the Initial Offering Closing and immediately thereafter, the following steps will occur in the following order:

(a) LandBridge shall issue Class A shares to the Underwriters in the manner and for the consideration set forth in the Underwriting Agreement and, in exchange therefor, the investors in the Offering, through the Underwriters, shall contribute the net proceeds of the Offering to LandBridge.

(b) LandBridge shall contribute all of the net proceeds received by it in the Offering to DBR Holdings in exchange for (i) the issuance by DBR Holdings to LandBridge of a number of DBR Holdings Units equal to the number of Class A shares issued and sold by LandBridge to the Underwriters in connection with the Initial Offering Closing and (ii) the admission of LandBridge as the sole managing member of DBR Holdings.

(c) As a result of the contribution contemplated by Section 1.5(b) and pursuant to Rev. Rul. 99-5, LB Holdings is deemed to contribute all of the assets and operations of DBR Holdings and its subsidiaries to DBR Holdings in exchange for (i) [•] OpCo Units (as described in Section 1.4) and (ii) the right to receive a distribution from the net proceeds of the Initial Offering that is, to the maximum extent possible, intended to reimburse DBR Holdings for preformation capital expenditures within the meaning of Treasury Regulation Section 1.707-4(d).

(d) Immediately following the completion of the transactions contemplated by Section 1.5(b), DBR Holdings shall (i) contribute $[•] to DBR LLC and (ii) distribute $[•] to LB Holdings.

(e) Following the completion of the contribution contemplated by Section 1.5(c)(i), DBR LLC shall use the proceeds of such contribution proceeds to repay borrowings outstanding under that certain Credit Agreement, dated as of July 3, 2023, by and among DBR LLC, as borrower, the guarantors from time to time party thereto, Texas Capital Bank, as administrative agent and letter of credit issuer, and the lenders from time to time party thereto, as amended from time to time.

(f) If the Underwriters exercise the Underwriters’ Option, in whole or in part (whether at the Initial Offering Closing or thereafter), LandBridge shall contribute to DBR Holdings the net proceeds received by it pursuant to such exercise of the Underwriters’ Option in exchange for the issuance by DBR Holdings to LandBridge of a number of DBR Holdings Units equal to the number of Class A shares issued and sold by LandBridge to the Underwriters in connection with the closing of such Underwriters’ Option. Immediately following such contribution, DBR Holdings shall use such additional net proceeds to redeem from LB Holdings a number of OpCo Units (along with a cancellation of a corresponding number of the PubCo Class B Shares) equal to the number of Class A shares issued pursuant to the Underwriter’s Option.

ARTICLE II

ADDITIONAL TRANSACTION AGREEMENTS

Section 2.1. Registration Rights Agreement. Upon the Initial Offering Closing, LandBridge and LB Holdings shall enter into the Registration Rights Agreement substantially in the form attached hereto as Exhibit C.

Section 2.2. Shareholder’s Agreement. Upon the Initial Offering Closing, LandBridge and LB Holdings shall enter into the Shareholder’s Agreement substantially in the form attached hereto as Exhibit D.

Section 2.3. Long-Term Incentive Plan. Upon the Initial Offering Closing, LandBridge shall adopt the LandBridge Company LLC Long-Term Incentive Plan substantially in the form attached hereto as Exhibit E, providing for the issuance of up to [•] Class A shares as further described in the Registration Statement, which has been previously approved by the sole member of LandBridge.

ARTICLE III

MISCELLANEOUS

Section 3.1. Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including, without limitation, all Schedules and Exhibits attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, Schedules and Exhibits shall, unless the context requires a different construction, be deemed to be references to the Articles and Sections of this Agreement and the Schedules and Exhibits attached hereto, and all such Schedules and Exhibits attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

Section 3.2. Consent and Amendment. To the extent required under applicable law or the governing documents of any of the Parties, the Parties acknowledge that this Agreement constitutes the written consent of the relevant Parties to each of the agreements and transactions described herein, including by each of the Parties in its capacity as a member or manager of any other Party.

Section 3.3. Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the interests referenced herein.

Section 3.4. Further Assurances. From time to time after the Effective Date, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional assignments, conveyances, instruments, notices and other documents, and to do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the rights, titles, interests, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted, (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended to be so and (c) more fully and effectively to carry out the purposes and intent of this Agreement.

Section 3.5. Indemnification.

(a) LandBridge shall indemnify, defend and hold harmless LandBridge Holdings and its affiliates and its and its affiliates, directors and officers, other than LandBridge, DBR Holdings and their subsidiaries, and their respective directors and officers (LandBridge, DBR Holdings and their subsidiaries being the “Company Group” and LandBridge Holdings and its affiliates, other than the Company Group, and its and its affiliates, directors and officers, being the “LandBridge Holdings Group”), from and against any losses, damages, liabilities, claims, demands, causes of action, judgments, settlements, fines, penalties, costs and expenses (including court costs and reasonable and documented attorney’s and expert’s fees) of any and every kind or character, known or unknown, fixed or contingent (“Losses”), suffered or incurred by any member of the LandBridge Holdings Group, directly or indirectly, including as a result of any claim by a third party, by reason of or arising out of:

(i) events and conditions associated with the ownership or operation of the Company Group, and their respective assets and businesses, whether occurring before, on or after the Initial Offering Closing;

(ii) the consummation of the transactions contemplated by this Agreement;

(iii) any federal, state or local income tax liabilities attributable to the ownership or operation of the Company Group prior to the Closing Date, and any income tax liabilities that may result from the consummation of the transactions contemplated by this Agreement;

(iv) the failure of the Company Group to have on the Initial Offering Closing any consent, license, permit or approval necessary to allow such person to own or operate its respective assets or businesses, in substantially the same manner consistent with past practices; and

(v) any submission or filing LandBridge makes with the Commission, including the Registration Statement, that (i) in the case of submissions or filings under the U.S. Securities Act of 1933, as amended (the “Securities Act of 1933”), contained an untrue statement or alleged untrue statement of a material fact or omitted or allegedly omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) in the case of submissions or filings under the U.S. Securities Exchange Act of 1934, as amended (the “Securities Act of 1934”), includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; provided, however, that LandBridge shall not be liable in any such case to the extent that any such Losses arises out of an untrue statement or alleged untrue statement or omission or alleged omission made in any submission or filing, as applicable, LandBridge makes with the Commission in reliance upon and in conformity with the written information furnished to LandBridge by a member of the LandBridge Holdings Group expressly for use therein (the “LandBridge Holdings Information”), in each case except as prohibited by applicable law.

(b) LandBridge Holdings shall indemnify, defend and hold harmless the Company Group from and against any Losses suffered or incurred by the Company Group, directly or indirectly, including as a result of any claim by a third party, by reason of or arising out of any submission or filing, as applicable, LandBridge makes with the Commission that (i) in the case of submissions or filings under the Securities Act of 1933, contained an untrue statement or alleged untrue statement of a material fact or omitted or allegedly omitted a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) in the case of submissions or filings under the Securities Act of 1934, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the LandBridge Holdings Information.

(c) Indemnification Procedures.

(i) Within a reasonable period of time after an indemnified party becomes aware of facts giving rise to a claim for indemnification under Sections 3.5(a) or 3.5(b), it will provide notice thereof in writing to the indemnifying party, specifying the nature of and specific basis for such claim.

(ii) The indemnifying party shall have the right to control all aspects of the defense of (and any counterclaims with respect to) any claims brought against an indemnified party that are covered by the indemnification under Sections 3.5(a) or 3.5(b), including, without limitation, the selection of counsel, determination of whether to appeal any decision of any court and the settling of any such claim or any matter or any issues relating thereto; provided, however, that no such settlement for only the payment of money shall be entered into without the written consent of the indemnified party unless it includes a full release of each indemnified party from such claim; provided further, that no such settlement containing any form of injunctive or similar relief shall be entered into without the prior written consent of LandBridge Holdings, which consent shall not be unreasonably delayed or withheld.

(iii) LandBridge Holdings and LandBridge shall, and shall use commercially reasonable efforts to cause the other members of the LandBridge Holdings Group and the Company Group, respectively, to, reasonably cooperate with the indemnifying party with respect to all aspects of the defense of and pursuit of any counterclaims with respect to any claims covered by the indemnification under Sections 3.5(a) or 3.5(b), including, without limitation, the prompt furnishing to indemnifying party of any correspondence or other notice relating thereto that the indemnified party may receive, permitting the name of the indemnified party to be utilized in connection with such defense and counterclaims, the making available to the indemnifying party of any files, records or other information of indemnified party that the indemnifying party considers relevant to such defense and counterclaims and the making available to the indemnifying party of any employees of the indemnified party; provided, however, that in connection therewith indemnifying party agrees to use reasonable efforts to minimize the impact thereof on the operations of the indemnified party and further agrees to maintain the confidentiality of all files, records, and other information furnished by the indemnified party pursuant to this Section 3.5(c), except as otherwise required by applicable law or necessary in connection with defense of such claim. The obligation of the indemnified party to cooperate with the indemnifying party as set forth in the immediately preceding sentence shall not be construed as imposing upon the indemnified party an obligation to hire and pay for counsel in connection with the defense of and pursuit of any counterclaims with respect to any claims covered by the indemnification set forth in Sections 3.5(a) or 3.5(b); provided, that the indemnified party may, at its own option, cost and expense, hire and pay for counsel in connection with any such defense and counterclaims. The indemnifying party agrees to keep any such counsel hired by the indemnified party reasonably informed as to the status of any such defense, but the indemnifying party shall have the right to retain sole control over such defense and counterclaims.

(iv) In determining the amount of any loss, cost, damage or expense for which an indemnified party is entitled to indemnification under this Agreement, the gross amount of the indemnification will be reduced by (i) any insurance proceeds realized by the indemnified party, and such correlative insurance benefit shall be net of any incremental insurance premium that becomes due and payable by the indemnified party as a result of such claim and (ii) all amounts recovered by the indemnified party under contractual indemnities from third persons.

Section 3.6. Successors and Assigns; No Third Party Rights. The Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement is not intended to, and does not, create rights in any other person, and no person is or is intended to be a third-party beneficiary of any of the provisions of this Agreement.

Section 3.7. Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

Section 3.8. Waivers and Amendments. Any waiver of any term or condition of this Agreement, or any amendment or supplement to this Agreement, shall be effective only if in writing and signed by the Parties. A waiver of any breach or failure to enforce any of the terms or conditions of this Agreement shall not in any way affect, limit or waive a Party’s rights hereunder at any time to enforce strict compliance thereafter with every term or condition of this Agreement.

Section 3.9. Entire Agreement. This Agreement (together with each of the Exhibits attached hereto) constitutes the entire agreement among the Parties pertaining to the transactions contemplated hereby and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining thereto.

Section 3.10. Governing Law. THIS AGREEMENT AND THE PERFORMANCE OF THE TRANSACTIONS BY THE PARTIES SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW PRINCIPLES.

Section 3.11. Jurisdiction and Venue. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE DELAWARE CHANCERY COURTS LOCATED IN WILMINGTON, DELAWARE, OR, IF SUCH COURT SHALL NOT HAVE JURISDICTION, ANY FEDERAL COURT OF THE UNITED STATES OR OTHER DELAWARE STATE COURT LOCATED IN WILMINGTON, DELAWARE, AND APPROPRIATE APPELLATE COURTS THEREFROM, OVER ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY (EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OTHER AGREEMENT), AND EACH PARTY HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH DISPUTE MAY BE HEARD AND DETERMINED IN SUCH COURTS. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION WHICH THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN SUCH COURTS OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH OF THE PARTIES AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. THIS CONSENT TO JURISDICTION IS BEING GIVEN SOLELY FOR PURPOSES OF THIS AGREEMENT AND IS NOT INTENDED TO, AND SHALL NOT, CONFER CONSENT TO JURISDICTION WITH RESPECT TO ANY OTHER DISPUTE IN WHICH A PARTY MAY BECOME INVOLVED.

Section 3.12. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS OR REMEDIES ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

Section 3.13. Counterparts. This Agreement may be executed in any number of counterparts (including by facsimile or other electronic means) with the same effect as if all Parties had signed the same document.

*  * * * *

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first written above.

LANDBRIDGE COMPANY LLC

By:
Name:	[•]
Title:	[•]

LANDBRIDGE HOLDINGS LLC

By:
Name:	[•]
Title:	[•]

DBR LAND HOLDINGS LLC

By:
Name:	[•]
Title:	[•]

DBR LAND LLC

By:
Name:	[•]
Title:	[•]

Signature Page to Master Reorganization Agreement

EXHIBIT A

Form of Amended and Restated Limited Liability Company Agreement of LandBridge Company LLC

See attached.

EXHIBIT B

Form of Amended and Restated Limited Liability Company Agreement of DBR Land Holdings LLC

See attached.

EXHIBIT C

Form of Registration Rights Agreement

See attached.

EXHIBIT D

Form of Shareholder’s Agreement

See attached.

EXHIBIT E

Form of LandBridge Company LLC Long Term Incentive Plan

See attached